SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 20, 2003

CHESAPEAKE FINANCIAL SHARES, INC.
(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	0-18543 (Commission File Number)	54-1210845 (I.R.S. Employer Identification No.)

97 N. Main Street, Kilmarnock, Virginia 22482
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 435-1181

Item 5.    Other Events and Regulation FD Disclosure.

On January 20, 2003, Chesapeake Financial Shares, Inc. issued a press release relating to the Company’s earnings for the year ended December 31, 2002. The press release is attached as an exhibit to this report and is incorporated herein by reference.

Details of Chesapeake’s previously announced going-private transaction may be found in Chesapeake’s preliminary proxy statement, as filed with the Securities and Exchange Commission under Amendment No. 2 to Schedule 13E-3 and 14A on January 23, 2003. Chesapeake plans to mail to each shareholder a proxy statement about the proposed transaction, and shareholders are advised to read the proxy statement carefully when it becomes available because it will contain important information about the transaction, the persons soliciting proxies, and their interests in the transaction and related matters. Shareholders may obtain free copies of the proxy statement (when available) and other documents filed by Chesapeake at the SEC’s website. Free copies of the proxy statement will also be available from the company by directing requests to the attention of Douglas D. Monroe, Jr., Chairman, 97 North Main Street, P. O. Box 1419, Kilmarnock, Virginia 22482.

The press release contains only a very brief description of the proposed transaction and is not a solicitation of a proxy or an offer to acquire any shares of Chesapeake’s common stock.

The press release may contain forward-looking statements that involve assumptions and potential risks and uncertainties. Chesapeake’s future results could differ materially from those discussed therein. Readers should not place undue reliance on any forward-looking statement, which is applicable only as of the date thereof.

Item 7.    Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

99.1	Press release issued by Chesapeake Financial Shares, Inc., dated January 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHESAPEAKE FINANCIAL SHARES, INC.

By:    /s/ John H. Hunt, II
          John H. Hunt, II
          Chief Financial Officer

January 24, 2002

EXHIBIT INDEX

Exhibit

99.1	Press release issued by Chesapeake Financial Shares, Inc., dated January 20, 2003.